U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

____________________________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 13, 2006

GREATBATCH, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16137	16-1531026
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9645 Wehrle Drive, Clarence, New York		14031
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (716) 759-5600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240 14a-12).

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01.  Entry into a Material Definitive Agreement

On April 13, 2006, Greatbatch, Inc (the “Company”) entered into a supply agreement with SORIN/ELA BIOMEDICA CRM and ELA MEDICAL SAS (“SORIN/ELA”).

Under the agreement, the Company agrees to supply and Sorin/ELA agrees to purchase all or some portion of its requirements for certain assembled headers, batteries, capacitors, feedthroughs and filtered feedthroughs for use in medical devices.  The agreement also contemplates that the Company will supply and Sorin/ELA will purchase cases, coated components and miscellaneous machined or molded pieces for use in medical devices.  The agreement sets forth agreed pricing for certain of these items, which pricing is subject to adjustment based on volumes, among other factors.

The agreement has an initial term ending on December 31, 2010.

The Company intends to file a copy of the agreement with its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: April 13, 2006	GREATBATCH, INC. By: /s/ Thomas J. Mazza ____ Senior Vice President and Chief Financial Officer